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                                                                     EXHIBIT 5.1



                                  [LETTERHEAD]




                                September 7, 2001

Barr Laboratories, Inc.
Two Quaker Road
P.O. Box D 2900
Pomona, New York 10970-0519

Beta Merger Sub I, Inc.
Two Quaker Road
P.O. Box D 2900
Pomona, New York 10970-0519

Ladies and Gentlemen:

            We have acted as counsel to Barr Laboratories, Inc., a New York corporation (the "Company"), and Beta Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), in connection with the Company's registration statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") as file number 333-66986 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed issuance of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), in connection with the merger (the "Merger") of Merger Sub with and into Duramed Pharmaceuticals, Inc., a Delaware corporation ("Duramed"), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of June 29, 2001, by and among the Company, Merger Sub and Duramed (the "Merger Agreement").

            This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

            As such counsel and in connection with this opinion letter, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Composite Restated Certificate of Incorporation of the Company and the Certificate of Incorporation of Merger Sub, each as currently in effect, (iii) the By-Laws of the Company and Merger Sub, each as currently in effect, (iv) resolutions adopted by the Board of Directors of the Company and Merger Sub relating to the issuance of the Common Stock in connection with the Merger and the filing of the Registration Statement, and (v) the Merger Agreement. In addition, we have examined, and have relied as to matters of fact upon, originals
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Barr Laboratories, Inc.
Beta Merger Sub I, Inc.
September 7, 2001
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or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In rendering the opinion expressed below, we have assumed the legal capacity of all natural persons, that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, that all documents submitted to us as originals or duplicate originals are authentic and that all documents submitted to us as copies, whether certified or not, conform to authentic original documents.

            Based on such examination and review, and subject to the qualifications and limitations stated herein, we are of the opinion that the shares of Common Stock to be issued in connection with the Merger, when issued in accordance with the terms of the Merger Agreement, will be duly and validly authorized and, when executed, delivered and issued in accordance with the Merger Agreement, will be duly and validly issued, fully paid, and non-assessable.

            Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

            We are members of the Bar of the State of New York, and the foregoing opinion is limited to the law of the State of New York, the General Corporation Law of the State of Delaware, and the federal law of the United States of America.

            This opinion letter is rendered solely for the benefit of the addressees hereof in connection with the consummation of the transactions contemplated by the Merger Agreement. This opinion letter may not be relied upon for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation or governmental agency without our prior written consent.

            We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                       Very truly yours,

                                       /s/ WINSTON & STRAWN